UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 26, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 26, 2018, the Compensation Committee of the Board of Directors, or the Compensation Committee, of VIVUS, Inc., or the Company, met to conduct its annual review of the compensation of the Company’s employees, including its executive officers, or the Annual Compensation Meeting.

Cash Bonus Payments for Executive Officers

At the Annual Compensation Meeting, the Compensation Committee authorized and approved cash bonus payments pursuant to the Company’s employee annual discretionary performance incentive plan for fiscal year 2017 adopted on the same date, or the Annual Bonus Plan, to certain of the Company’s employees, including executive officers Mark K. Oki, Chief Financial Officer and Chief Accounting Officer, John L. Slebir, Senior Vice President, Business Development and General Counsel and Secretary, and Santosh T. Varghese, M.D., Chief Medical Officer. Thomas B. King, interim Chief Executive Officer, was not eligible for a cash bonus payment under the Annual Bonus Plan. The following table sets forth the specific cash bonus payments under the Annual Bonus Plan authorized and approved for each of Messrs. Oki and Slebir and Dr. Varghese:

Executive Officers (1)	Cash Bonus Payments
Thomas B. King	$—
Mark K. Oki	$100,561
John L. Slebir	$162,622
Santosh T. Varghese, M.D.	$75,942

(1)               With the exception of Mr. King, these individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on September 27, 2017. The Board of Directors of the Company appointed Mr. King to serve as interim Chief Executive officer, effective December 31, 2017.

The Compensation Committee, in its sole discretion, authorized and approved the cash bonuses under the Annual Bonus Plan for each of the executive officers. Bonuses were calculated using a formula that includes: (a) the individual’s base salary, (b) the individual’s target bonus, and (c) such other discretionary factors as the Compensation Committee determined appropriate given the performance of the Company and the individual’s contribution to the Company’s overall performance, including the achievement of various corporate objectives.

Stock Option Award for Interim Chief Executive Officer

At the Annual Compensation Meeting, the Compensation Committee also authorized and approved a stock option award under the Company’s 2010 Equity Incentive Plan to Mr. King to purchase 600,000 shares of the Company’s common stock. The stock option award to Mr. King represents his initial stock option award following his appointment as interim Chief Executive Officer. The shares of common stock subject to the stock option award will vest and become exercisable as follows: one thirty-sixth (1/36th) of the total number of shares subject to the stock option will vest and become exercisable on the last day of each full month following January 1, 2018, subject to Mr. King continuing to be a Service Provider (as defined in the Company’s 2010 Equity Incentive Plan) on the relevant vesting dates. The stock option has an exercise price equal to the closing price reported by the NASDAQ Global Select Market on the date of grant ($0.46 per share), a 7-year term from the date of grant and an exercise period equal to 12 months from the date Mr. King ceases to be a Service Provider.

Increases to Base Salary Compensation for Executive Officers

At the Annual Compensation Meeting, the Compensation Committee conducted its annual review of the base salaries of the Company’s officers and employees, including its executive officers. The following table sets forth the 2018 base salaries authorized and approved for each of Messrs. King, Oki and Slebir and Dr. Varghese:

Executive Officers (1)	2017 Base Salary	2018 Base Salary (2)
Thomas B. King	$—	$507,000
Mark K. Oki	$362,250	$383,985
John L. Slebir	$468,650	$482,710
Santosh T. Varghese, M.D.	$421,900	$426,120

(1)         With the exception of Mr. King, these individuals were listed as named executive officers in the Company’s proxy statement filed with the Securities and Exchange Commission on September 27, 2017. The Board of Directors of the Company appointed Mr. King to serve as interim Chief Executive officer, effective December 31, 2017.

(2)         The 2018 base salaries are effective retroactively to January 1, 2018.

Other Compensation for Executive Officers

As previously disclosed, the Company’s Chief Executive Officer, Senior Vice Presidents (or equivalent pay grade) and Vice Presidents (or equivalent pay grade) are eligible to receive annual cash payments for the achievement of performance goals established by the Board of Directors or the Compensation Committee, with such eligibility being up to 80%, 50% and 40%, respectively, of such executive officers’ base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

By:	/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel

Date:  January 30, 2018

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